Exhibit (c)(2)

Tarena International, Inc. Confidential Fairness Analysis Presented to the Special Committee of Independent Directors April 30, 2021 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is fu rnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Kroll, LLC.

Confidential 2 Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Duff & Phelps, A Kroll Business operating as Kroll, LLC (“ Duff & Phelps ”) to the special committee of independent directors (the “ Special Committee ”) of the board of directors (the “ Board of Directors ”) (solely in its capacity as the Special Committee) of Tarena International, Inc . (the “ Company ”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein) . • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee . • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee . • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion . These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee . • The accompanying material does not, and any Opinion provided by Duff & Phelps would not : ( i ) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction ; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction ; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party . • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision . Duff & Phelps did not independently verify such information . Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future . • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction .

Confidential 3 Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis – Discounted Cash Flow Analysis – Selected Public Companies / M&A Transactions Analysis

Introduction and Transaction Overview 1.

Confidential 5 Introduction and Transaction Overview The Engagement • Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such) . • Specifically, Duff & Phelps has been asked to provide an opinion (the “ Opinion ”) as to the fairness, from a financial point of view, to ( i ) the holders of Class A ordinary shares, par value US $ 0 . 001 per share, of the Company (each, a “ Class A Share ” or, collectively, the “ Class A Shares ”) and Class B ordinary shares, par value US $ 0 . 001 per share, of the Company (each, a “ Class B Share ” or, collectively, the “ Class B Shares ”, and together with the Class A Shares, the “ Shares ”), other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing one Class A Share (each, an “ ADS ” and collectively, “ ADSs ”), other than ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, Kidedu Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“ Parent ”), and Kidarena Merger Sub, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“ Merger Sub ”), propose to enter into an Agreement and Plan of Merger (the “ Merger Agreement ”), the latest draft of which Duff & Phelps has reviewed is dated as of April 30 , 2021 . • Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company and cease to exist, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent as a result of the merger . In connection with such merger, ( i ) each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled in exchange for the right to receive US $ 4 . 00 in cash per Share without interest (the “ Per Share Merger Consideration ”) and (ii) each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares), together with the Shares represented by such ADSs, shall be cancelled in exchange for the right to receive US $ 4 . 00 in cash per ADS without interest (the “ Per ADS Merger Consideration ”, and together with the Per Share Merger Consideration, the “ Merger Consideration ”) (collectively, the “ Proposed Transaction ”) . • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement . • For purposes of the Opinion and this presentation, ( i ) “ Excluded Shares ” shall mean, collectively, (a) the Rollover Shares, (b) Shares (including Shares represented by ADSs) held by Parent, Merger Sub and any of their respective Affiliates, (c) Shares (including Shares represented by ADSs) beneficially owned by the Company or any Subsidiary of the Company or held in the Company’s treasury, and (d) Shares (including Shares represented by ADSs) held by the Depositary and reserved for issuance, settlement and allocation pursuant to the Company Share Plans ; and (ii) “ Effective Time ”, “ Dissenting Shares ”, “ Rollover Shares ”, “ Affiliates ”, “ Subsidiary ”, “ Depositary ”, and “ Company Share Plans ” shall have the meanings set forth in the Merger Agreement .

Confidential 6 Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances . Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular . Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below : 1. Reviewed the following documents : – The Company’s annual reports and audited financial statements on Form 20 - F filed with the Securities and Exchange Commission (“ SEC ”) for the years ended December 31 , 2017 through December 31 , 2020 ; – Certain unaudited and segment financial information for the Company for the years ended December 31 , 2017 through December 31 , 2020 , provided by the management of the Company ; – A detailed financial projection model for the Company for the years ending December 31 , 2021 through December 31 , 2028 , prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “ Management Projections ”) ; – Other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company ; – A letter dated April 28 , 2021 from the management of the Company, which made certain representations as to historical financial information for the Company, the Management Projections and the underlying assumptions of such projections (the “ Management Representation Letter ”) ; – A draft of the Merger Agreement dated as of April 30 , 2021 ; and – Drafts of the Rollover and Support Agreements by and among Parent and the respective parties listed on Schedule A thereto, each dated as of April 30 , 2021 ; 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company ; 3. Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business ; 4. Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant ; 5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant ; and 6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate .

Confidential 7 Introduction and Transaction Overview Ownership Summary Other Institutional and Public Investors 52.2% Total Rollover Shareholders 15.0% Buyer 29.6% Other Management and Directors 1.4% RSUs&Options In - the - Money at Offer Price 1.8% Fully Diluted Ownership Notes ： (1) Each ADS represents one Class A Ordinary Share . Each Class B Ordinary Share could be converted to one Class A Ordinary Share . (2) Each Class A Ordinary Share is entitled to one vote per share . Each Class B O rdinary Share is entitled to ten votes per share . (3) Based on 56 , 118 , 785 Ordinary Shares outstanding provided by management as of April 26 , 2021 . (4) As of A pril 26 , 2021 per Company management, including in - the - money exercisable options of 1 , 288 , 031 at Offer Price and unvested RSUs of 245 , 202 , among which Mr . Han owns 524 , 212 in - the - money exercisable options at Offer Price . Tarena International, Inc. - Ownership Class A Class B ADS % of % of ADS Equivalent % of Fully Diluted Current Shareholders Ordinary Shares (1) Ordinary Shares (1) Equivalent(1) Ownership Voting Rights (2) As-converted Ownership Buyer Han, Shaoyun (Founder & Chairman of the Board) 9,354,845 7,206,059 16,560,904 29.5% 67.3% 17,085,116 29.6% Buyer 9,354,845 7,206,059 16,560,904 29.5% 67.3% 17,085,116 29.6% Rollover Shareholders KKR Funds 6,826,263 - 6,826,263 12.2% 5.6% 6,826,263 11.8% New Oriental Education & Technology Group Inc. 1,000,000 - 1,000,000 1.8% 0.8% 1,000,000 1.7% Banyan Enterprises Limited 720,644 - 720,644 1.3% 0.6% 720,644 1.2% Banyan Enterprises A Limited 127,173 - 127,173 0.2% 0.1% 127,173 0.2% Total Rollover Shareholders 8,674,080 8,674,080 15.5% 7.2% 8,674,080 15.0% Other Management and Directors 790,877 - 790,877 1.4% 0.7% 790,877 1.4% Other Institutional and Public Investors 30,092,924 - 30,092,924 53.6% 24.9% 30,092,924 52.2% Total Shares Outstanding (3) 48,912,726 7,206,059 56,118,785 100.0% 100.0% 56,642,997 98.2% RSUs & Options In-the-Money at Offer Price (4) 1,533,233 - 1,533,233 1,009,021 1.8% Fully Diluted ADSs Outstanding at Offer Price 50,445,959 7,206,059 57,652,018 57,652,018 100.0% Source: Company filings, Capital IQ, the management of the Company

Confidential 8 Introduction and Transaction Overview Trading Analysis Source: Capital IQ, SEC filings, press releases Tarena International, Inc. - Trading History December 9, 2019 to April 27, 2021 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 Volume (thousands) ADS Price Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP Offer Price US$4.00/ADS June 11, 2020 TEDU reported FY2019 earnings results. The Company reported revenue of USD294.7 million and basic loss of USD2.79 per ADS for the year ended December 31, 2019. August 12, 2020 TEDU reported first half FY2020 earnings results. The Company reported revenue of USD89.2 million and basic loss of USD1.6 per ADS for the six month ended June 30, 2020. December 8 , 20 20 TEDU received a non - binding proposal from Mr. Shaoyun Han, its founder to acquire all of the outstanding Class A ordinary shares of the Company not already owned by Mr. Han and his affiliates for USD4.00 per ADS or per Class A ordinary share in cash in a going - private transaction. April 13, 2021 TEDU reported FY2020 earnings results. The Company reported revenue of US290.9 m illion and basic loss of USD2.16 per ADS for the year ended December 31, 2020. April 24 , 2020 TEDU reported FY2018 earnings results. The Company reported revenue of USD303.4 m illion and net loss of USD86.1 million for the year ended December 31, 2018. May 1 , 2020 TEDU reported first half FY2019 earnings results. The Company reported revenue of USD128.6 m illion and basic loss of USD1.65 per ADS for the six month ended June 30, 2019. November 13, 2020 TEDU reported Q3'FY2020 earnings results. The Company reported revenue of USD88.8 m illion and basic loss of USD0.17 per ADS for the three months ended September 30, 2020. December 31 , 2019 TEDU announced changes to its board composition. Mr. Ricky Lee, Chairman and Executive Partner of ShangGu Capital, has been appointed as an independent director. Mr. Ya - Qin Zhang has resigned from the board for personal reasons. February 27 , 2020 TEDU announced that it has appointed Mr. Kelvin Wing Kee Lau as the Company's chief financial officer, effective on March 1, 2020. April 09 , 2020 TEDU announced appointment of Mr. Yongji Sun as the Company's Chief Executive Officer, effective on April 9, 2020. While resigning from the position of chief executive officer, Mr. Shaoyun Han, founder of the Company, will continue to serve on the board. December 10 , 2020 TEDU announced that Mr. Yongji Sun has resigned from the chief executive officer position for personal reasons, effective on April 8, 2021. Mr. Sun will remain as a director of the Company. Ms. Ying Sun, vice president of the Company, will succeed Mr. Sun as the new chief executive officer on April 8, 2021. Tarena International, Inc. Historical Trading Metrics (In thousands, except per ADS data) During one year prior to Offer Post Offer Average Closing Price $2.39 Average Closing Price $3.16 High $5.15 High $3.52 Low $0.77 Low $2.93 Average Volume 429.5 Average Volume 342.6 % of ADSs Issued and Outstanding 0.8% % of ADSs Issued and Outstanding 0.6% % of Float 1.7% % of Float 1.3%

Confidential 9 Introduction and Transaction Overview Proposed Transaction Note : Balance sheet as of December 31 , 2020 . Financial performance metrics presented are adjusted to exclude public company costs and non - recurring items as provided by Company management . (1) Reflects restricted cash related to certain portions of prepaid tuition paid with loans . (2) Book value of housing loans and other loans to employees . (3) Book value of Beijing Huimor Technology Co, . Ltd, 2283150 Ontario Limited, Mxsoft . com and Shenzhen Juli Creators Mdt InfoTech Ltd as of December 31 , 2020 , implied value from latest financing transaction for Beijing Yoodao - edu Technology Co . , Ltd and Sino - German Know - How Education Investment Co . , Ltd, and implied value from latest fund net asset value provided by Company management for AAMA Angel Fund II, and AAMA Angel Fund III . (4) Book value of amount payable in the long - term investment in AAMA Angel Fund III as of December 31 , 2020 . Tarena International, Inc. - Implied Multiples (USD in millions, except per ADS data) Offer Price $4.00 Fully Diluted ADSs Issued and Outstanding (millions) 57.7 1.00 Implied Total Equity Value $230.6 Less: Proceeds from exercise of in-the-money options (10.11) (1.6) Less: Cash and cash equivalents (320.18) (49.4) Less: Time deposits (6.26) (1.0) Less: Restricted cash (1) (38.37) (5.9) Less: Interest receivable, net (0.88) (0.1) Less: Housing loan due from employee (2) (40.22) (6.2) Less: Advance to employees (2) (10.48) (1.6) Less: Long-term investments (3) (75.09) (11.6) Plus: Working capital deficit 1,081.00 166.7 Plus: Short-term bank loans 10.71 1.7 Plus: Investment payable (4) 3.00 0.5 Implied Enterprise Value $322.1 Implied Offer Multiples: EV / 2020 Revenue $292.7 1.10x EV / 2021 Revenue $371.3 0.87x EV / 2022 Revenue $402.1 0.80x Tarena International, Inc. - Offer Premium Relative To ADS price as of 4/27/21 $3.31 20.8% One-day prior to Offer(12/7/20) $3.14 27.4% One-week prior to Offer(12/1/20) $3.25 23.1% 30-days trailing VWAP prior to Offer $2.58 55.0% 60-days trailing VWAP prior to Offer $2.17 84.4% 90-days trailing VWAP prior to Offer $2.02 98.1% Offer Price Per ADS $4.00 Source: Capital IQ and SEC filings

Introduction and Transaction Overview

Valuation Summary

Valuation Summary

(RMB in thousands, except per ADS values or otherwise noted)

	Low		High	Offer Price
Enterprise Value Range	**¥1,770,000**	-	**¥2,070,000**	
Plus: Proceeds from exercise of in-the-money options	10,108	-	10,108	
Plus: Cash and cash equivalents	320,179	-	320,179	
Plus: Time deposits	6,257	-	6,257	
Plus: Restricted cash (1)	38,369	-	38,369	
Plus: Interest receivable, net	876	-	876	
Plus: Housing loan due from employee (2)	40,224	-	40,224	
Plus: Advance to employees (2)	10,481	-	10,481	
Plus: Long-term investments (3)	75,093	-	75,093	
Less: Working capital deficit	(1,078,000)	-	(1,084,000)	
Less: Short-term bank loans	(10,710)	-	(10,710)	
Less: Investment payable (4)	(3,000)	-	(3,000)	
Equity Value Range	**¥1,179,878**	-	**¥1,473,878**	
Equity Value Range (USD)	**$181,993**	-	**$227,342**	
Fully Diluted Shares Issued and Outstanding	57,652,018	-	57,652,018	
Value Per Share (RMB)	20.47		25.57	
RMB to USD FX Rate (as of 4/27/2021)	6.48		6.48	
Value Per ADS (USD)	**$3.16**	-	**$3.94**	**$4.00**
Implied Valuation Multiples				
EV / 2020 Revenue	0.93x	-	1.09x	1.10x
EV / 2021 Revenue	0.73x	-	0.86x	0.87x
EV / 2022 Revenue	0.65x	-	0.76x	0.77x

Note: Balance sheet data as of December 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring items as provided by Company management.

(1) Reflects restricted cash related to certain portions of prepaid tuition paid with loans.
(2) Book value of housing loans and other loans to employees.
(3) Book value of Beijing Huimor Technology Co,. Ltd, 2283150 Ontario Limited, Mxsoft.com and Shenzhen Juli Creators Mdt InfoTech Ltd as of December 31, 2020, implied value from latest financing transaction for Beijing Yoodao-edu Technology Co., Ltd and Sino-German Know-How Education Investment Co., Ltd, and implied value from latest fund net asset value provided by Company management for AAMA Angel Fund II, and AAMA Angel Fund III.
(4) Book value of amount payable in the long-term investment in AAMA Angel Fund III as of December 31, 2020.

Confidential 10

Valuation Analysis 2.

Confidential 12

Valuation Analysis

Historical and Projected Financial Performance

Historical and Projected Financial Performance

(RMB in thousands)

	2017A	2018A	2019A	2020A	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P
					Management Projections							
Adult Revenue	NA	NA	¥1,527,185	¥1,136,043	¥1,100,773	¥1,149,575	¥1,243,852	¥1,293,926	¥1,326,069	¥1,353,560	¥1,379,516	¥1,404,965
Growth	NA	NA	NA	(25.6%)	(3.1%)	4.4%	8.2%	4.0%	2.5%	2.1%	1.9%	1.8%
K12 Revenue	NA	NA	¥524,169	¥761,840	¥1,310,913	¥1,577,364	¥1,838,868	¥2,086,402	¥2,279,555	¥2,470,590	¥2,636,255	¥2,781,503
Growth	NA	NA	NA	45.3%	72.1%	20.3%	16.6%	13.5%	9.3%	8.4%	6.7%	5.5%
Total Revenue	¥1,753,695	¥2,085,371	¥2,051,354	¥1,897,883	¥2,411,686	¥2,726,939	¥3,082,720	¥3,380,329	¥3,605,624	¥3,824,149	¥4,015,771	¥4,186,469
Growth	NA	18.9%	(1.6%)	(7.5%)	27.1%	13.1%	13.0%	9.7%	6.7%	6.1%	5.0%	4.3%
Adult Gross Profit (1)	NA	NA	¥1,006,895	¥785,262	¥722,478	¥749,767	¥823,088	¥846,036	¥867,471	¥892,606	¥911,112	¥929,369
Margin %	NA	NA	65.9%	69.1%	65.6%	65.2%	66.2%	65.4%	65.4%	65.9%	66.0%	66.1%
K12 Gross Profit (1)	NA	NA	¥21,998	¥179,565	¥612,888	¥801,100	¥1,017,782	¥1,208,132	¥1,360,871	¥1,509,249	¥1,631,669	¥1,731,661
Margin %	0.0%	0.0%	4.2%	23.6%	46.8%	50.8%	55.3%	57.9%	59.7%	61.1%	61.9%	62.3%
Adj. Total Gross Profit (1)	¥1,246,635	¥1,296,465	¥1,028,893	¥964,827	¥1,335,367	¥1,550,867	¥1,840,870	¥2,054,168	¥2,228,342	¥2,401,856	¥2,542,780	¥2,661,029
Margin %	71.1%	62.2%	50.2%	50.8%	55.4%	56.9%	59.7%	60.8%	61.8%	62.8%	63.3%	63.6%
Adj. EBITDA (2)	¥117,549	-¥425,410	-¥848,008	-¥588,950	-¥258,399	-¥130,648	¥86,037	¥224,487	¥325,815	¥427,919	¥481,938	¥518,159
Margin %	6.7%	(20.4%)	(41.3%)	(31.0%)	(10.7%)	(4.8%)	2.8%	6.6%	9.0%	11.2%	12.0%	12.4%
Growth	NA	NM	NM	NM	NM	NM	NM	160.9%	45.1%	31.3%	12.6%	7.5%
Adj. EBIT (2)	¥16,826	-¥584,110	-¥1,042,425	-¥764,774	-¥423,872	-¥288,055	-¥101,812	¥62,447	¥158,484	¥255,884	¥302,130	¥330,367
Margin %	1.0%	(28.0%)	(50.8%)	(40.3%)	(17.6%)	(10.6%)	(3.3%)	1.8%	4.4%	6.7%	7.5%	7.9%
Growth	NA	NM	NM	NM	NM	NM	NM	NM	153.8%	61.5%	18.1%	9.3%
Capital Expenditures (3)	¥176,860	¥276,253	¥161,377	¥71,505	¥152,577	¥151,586	¥155,877	¥157,682	¥165,541	¥174,793	¥182,458	¥191,556
% of Revenue	10.1%	13.2%	7.9%	3.8%	6.3%	5.6%	5.1%	4.7%	4.6%	4.6%	4.5%	4.6%
% of EBITDA	150.5%	NM	NM	NM	NM	NM	181.2%	70.2%	50.8%	40.8%	37.9%	37.0%
Net Working Capital	NA	-¥938,361	-¥1,793,156	-¥2,266,353	-¥1,825,248	-¥1,567,458	-¥1,682,149	-¥1,821,419	-¥1,941,443	-¥2,027,674	-¥2,088,460	-¥2,127,113
% of Revenue	NA	(45.0%)	(87.4%)	(119.4%)	(75.7%)	(57.5%)	(54.6%)	(53.9%)	(53.8%)	(53.0%)	(52.0%)	(50.8%)

(1) Gross profit is adjusted to exclude depreciation and amortization expense.
(2) EBITDA and EBIT are adjusted to exclude public company costs and non-recurring items as provided by Company management.
(3) Capital expenditures include acquisition of property, plant and equipment and other intangible assets.

Source: Management of the Company

Confidential

12

Confidential 13 Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows . • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders . • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk . • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31 , 2021 through 2028 (excluding public company expenses, as provided by the management of the Company), discussions with the management of the Company, and a review of the Company’s historical performance and other factors to develop the DCF analysis . • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula . • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 12 . 0 % to 13 . 0% , derived from the Capital Asset Pricing Model . • The following is a summary of the Management Projections utilized in the discounted cash flow analysis : – Net revenue increases at a compound annual growth rate (“ CAGR ”) of 10 . 4 % from 2020 to 2028 . – EBITDA is projected to be negative from 2021 to 2022 and to turn positive in 2023 , with EBITDA margin projected to reach 12 . 4 % by 2028 . – Capital expenditures average 5 . 0 % of net revenue from 2021 to 2028 . – Including normalized net working capital levels for 2021 and 2022 , net working capital averages - 53 . 6 % of net revenue from 2021 to 2028 (net working capital averages - 56 . 4 % of net revenue from 2021 to 2028 under the Management Projections without incorporating normalized levels in 2021 and 2022 ) .

Confidential 14 Valuation Analysis DCF Analysis Summary Discounted Cash Flow Analysis (RMB in thousands) Terminal 2020A 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P Year Total Revenue ¥1,897,883 ¥2,411,686 ¥2,726,939 ¥3,082,720 ¥3,380,329 ¥3,605,624 ¥3,824,149 ¥4,015,771 ¥4,186,469 ¥4,186,469 Growth (7.5%) 27.1% 13.1% 13.0% 9.7% 6.7% 6.1% 5.0% 4.3% Adj. EBITDA (1) -¥588,950 -¥258,399 -¥130,648 ¥86,037 ¥224,487 ¥325,815 ¥427,919 ¥481,938 ¥518,159 ¥518,159 Margin (31.0%) (10.7%) (4.8%) 2.8% 6.6% 9.0% 11.2% 12.0% 12.4% 12.4% Growth NM NM NM NM 160.9% 45.1% 31.3% 12.6% 7.5% Earnings Before Interest and Taxes (1) -¥423,872 -¥288,055 -¥101,812 ¥62,447 ¥158,484 ¥255,884 ¥302,130 ¥330,367 ¥336,181 Pro Forma Taxes 0 0 0 0 0 0 0 (60,658) (84,045) Net Operating Profit After Tax -¥423,872 -¥288,055 -¥101,812 ¥62,447 ¥158,484 ¥255,884 ¥302,130 ¥269,710 ¥252,136 Depreciation 163,937 155,972 187,028 161,923 167,323 172,028 179,800 187,784 181,978 Amortization 1,536 1,435 821 117 7 7 7 7 0 Purchase of PP&E (152,577) (151,586) (155,877) (157,682) (165,541) (174,793) (182,458) (191,556) (191,556) (Increase) / Decrease in Normalized Working Capital (2) 256,671 163,481 182,269 139,270 120,024 86,230 60,786 38,653 81,812 Free Cash Flow (3) -¥154,304 -¥118,752 ¥112,429 ¥206,076 ¥280,298 ¥339,356 ¥360,266 ¥304,599 ¥324,370 Enterprise Value Range Low High Terminal Growth Rate 4.00% 4.00% Discount Rate 13.00% 12.00% Enterprise Value Range ￥ 1,770,000 ￥ 2,070,000 Implied Valuation Multiples EV / 2020 Revenue ￥ 1,897,883 0.93x 1.09x EV / 2021 Revenue ￥ 2,411,686 s 0.73x 0.86x EV / 2022 Revenue ￥ 2,726,939 0.65x 0.76x (1) EBITDA and EBIT are adjusted to exclude public company costs and non - recurring items as provided by Company management . (2) Working capital change in 2021 , 2022 , and 2023 reflect normalized amounts . (3) Prior to application of 10 % dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the enterprise value range .

Confidential 15 Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected twelve publicly traded companies that were deemed relevant to its analysis . • Duff & Phelps analyzed the financial performance of each of the publicly traded companies . Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to revenue, EBITDA and EBIT . Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition transactions involving target companies that were deemed relevant to its analysis and computed the implied valuation multiples for such transactions . Due to the limited comparability of the financial metrics of the selected public companies and the targets in the selected M&A transactions relative to those of the Company, rather than applying a range of selected multiples from a review of the public companies and M&A transactions, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the DCF analysis in the context of the Company’s relative size, forecasted growth in revenue and profits, profit margins, capital spending, revenue mix, and other characteristics that we deemed relevant . None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

Confidential 16 Valuation Analysis Selected Public Companies Analysis – Financial Metrics LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Note: The Company’s EBITDA and EBIT are adjusted to exclude public company costs and non - recurring items as provided by Company management Source: Capital IQ, Bloomberg, company filings, press releases Selected Public Companies Analysis ($ in millions, except per ADS data) COMPANY INFORMATION REVENUE GROWTH EBITDA GROWTH EBITDA MARGIN EBIT MARGIN Company Name 3-YR CAGR LTM 2021 2022 2023 3-YR CAGR LTM 2021 2022 2023 3-YR AVG LTM 2021 2022 2023 3-YR AVG LTM 2021 2022 2023 Education Companies - Pure Online K12 After-school Tutoring GSX Techedu Inc. NM NM 67.6% 45.1% 39.7% NM NM NM NM NM -2.6% -24.5% -17.9% -5.6% 1.9% -3.2% -24.6% -14.6% -6.0% 0.8% Youdao, Inc. 90.8 NM 95.4 49.1 33.3 NM NM NM NM NM -43.6 -56.5 -28.2 -10.7 0.7 -44.3 -57.0 -28.7 -11.3 0.2 China Online Education Group 34.3 38.9 28.2 27.9 NA NM NM -84.2 NM NA -10.3 6.9 0.9 6.5 NA -12.5 5.1 -0.9 4.7 NA Post-secondary and Professional Education Koolearn Technology Holding Limited 34.3% 18.0% 72.2% 65.5% 45.7% NM NM NM NM NM -31.4% -118.1% -61.0% -26.9% -3.1% -32.4% NM -72.2% -33.6% -9.2% Sunlands Technology Group 31.5 0.5 -2.7 NA NA NM NM NM NM NM -32.6 -27.6 -21.8 NA NA -34.2 -29.5 -21.8 NA NA LAIX Inc. NM -4.7 7.8 7.7 NA NM NM NM NM NM -91.8 -55.8 -39.5 -16.5 NA -93.0 -58.7 -42.8 -20.2 NA Group Median 34.3% 9.2% 47.9% 45.1% 39.7% NA NA -84.2% NA NA -32.0% -41.7% -25.0% -10.7% 0.7% -33.3% -29.5% -25.3% -11.3% 0.2% Education Companies - Offline&Online Combined K12 After-school Tutoring TAL Education Group 37.9% 37.3% 29.1% 32.7% 35.0% NM NM NM NM 239.5% 6.9% -4.8% -0.7% 5.9% 14.9% 3.7% -7.4% -2.6% 8.2% 12.8% New Oriental Education & Technology Group Inc. 25.8 6.6 37.2 24.7 32.2 20.1 -37.3 40.2 56.1 50.2 14.3 9.9 11.9 15.0 17.0 10.5 6.0 6.5 10.5 13.3 Puxin Limited 31.3 -6.4 NA NA NA NM NM NA NA NA -11.5 -2.0 NA NA NA -15.4 -5.9 NA NA NA OneSmart International Education Group Limited 18.7 -19.7 25.8 23.9 NA NM NM NM 75.0 NA 6.3 -4.9 6.9 9.7 NA 1.1 -12.4 -0.6 4.1 NA RISE Education Cayman Ltd -0.4 -37.3 62.6 21.5 16.5 NM NM NM 36.8 13.5 13.0 -2.9 14.5 16.4 16.0 7.0 -11.6 9.1 11.5 11.5 Post-secondary and Professional Education Meten EdtechX Education Group Ltd. -7.9% -38.0% NA NA NA NM NM NM NM NM -18.2% -56.0% NA NA NA -18.9% -44.7% NA NA NA Group Median 22.2% -13.1% 33.2% 24.3% 32.2% 20.1% -37.3% 40.2% 56.1% 50.2% 6.6% -3.8% 9.4% 12.3% 16.0% 2.4% -9.5% 2.9% 9.3% 12.8% Aggregate Mean 29.6% -0.5% 42.3% 33.1% 33.7% 20.1% -37.3% -22.0% 56.0% 101.1% -16.8% -28.0% -13.5% -0.7% 7.9% -19.3% -21.9% -16.9% -3.6% 4.9% Aggregate Median 31.4% -2.1% 33.2% 27.9% 34.1% 20.1% -37.3% -22.0% 56.1% 50.2% -10.9% -14.7% -9.3% 5.9% 8.4% -13.9% -12.4% -8.6% 4.1% 6.2% Tarena International, Inc. 2.7% -7.5% 27.1% 13.1% 13.0% -271.1% NM NM NM NM -30.9% -31.0% -10.7% -4.8% 2.8% -39.7% -40.3% -17.6% -10.6% -3.3%

Valuation Analysis

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis

($ in millions, except per ADS data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS MULTIPLE OF											
Company Name	Stock Price on 4/27/21	% of 52-Wk High	Equity Value	Enterprise Value	LTM EBITDA	2021 EBITDA	2022 EBITDA	2023 EBITDA	LTM EBIT	2021 EBIT	2022 EBIT	2023 EBIT	LTM Revenue	2021 Revenue	2022 Revenue	2023 Revenue
Education Companies - Pure Online																
K12 After-school Tutoring																
GSX Techedu Inc.	$31.99	22.4%	$8,176	$7,217	NM	NM	NM	NM	NM	NM	NM	NM	6.57x	3.92x	2.70x	1.93x
Youdao, Inc.	25.78	56.0	3,196	3,351	NM	NM	NM	NM	NM	NM	NM	NM	6.86	3.51	2.35	1.77
China Online Education Group	21.10	70.0	454	230	10.5x	66.6x	6.8x	NA	14.2x	NM	9.4x	NA	0.73	0.57	0.44	NA
Post-secondary and Professional Education																
Koolearn Technology Holding Limited	$2.06	38.3%	$2,061	$1,586	NM	NM	NM	NM	NM	NM	NM	NM	8.64x	5.02x	3.03x	2.08x
Sunlands Technology Group	0.99	41.2	167	-10	NM	NM	NA	NA	NM	NM	NA	NA	NM	NM	NA	NA
LAIX Inc.	1.99	46.5	98	51	NM	NM	NM	NA	NM	NM	NM	NA	0.34	0.32	0.30	NA
Group Median					10.5x	66.6x	6.8x	NA	14.2x	NA	9.4x	NA	6.57x	3.51x	2.35x	1.93x
Education Companies - Offline & Online Combined																
K12 After-school Tutoring																
TAL Education Group	$61.51	68.2%	$36,926	$34,653	NM	NM	NM	22.4x	NM	NM	54.7x	26.0x	7.71x	5.97x	4.50x	3.33x
New Oriental Education & Technology Group Inc.	15.86	80.5	27,170	20,984	55.1	35.6	22.8	15.2	NM	65.5	32.6	19.4	5.43	1.76	1.21	0.87
Puxin Limited	3.98	34.7	347	520	NM	NA	NA	NA	NM	NA	NA	NA	1.16	NA	NA	NA
OneSmart International Education Group Limited	2.51	45.8	405	409	NM	8.9	5.1	NA	NM	NM	12.2	NA	0.80	0.61	0.50	NA
RISE Education Cayman Ltd	3.62	48.6	204	189	NM	5.4	4.0	3.5	NM	8.6	5.6	4.8	1.28	0.79	0.65	0.56
Post-secondary and Professional Education																
Meten EdtechX Education Group Ltd.	$1.70	13.5%	$82	$84	NM	NA	NA	NA	NM	NA	NA	NA	0.60x	NA	NA	NA
Group Median					55.1x	8.9x	5.1x	15.2x	NA	37.1x	22.4x	19.4x	1.22x	1.27x	0.93x	0.87x
Aggregate Mean					32.8x	29.1x	9.7x	13.7x	14.2x	37.1x	22.9x	16.8x	3.65x	2.50x	1.74x	1.76x
Aggregate Median					32.8x	22.3x	6.0x	15.2x	14.2x	37.1x	12.2x	19.4x	1.28x	1.76x	1.21x	1.85x

LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents) - (Net Non-Operating Assets)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
EBIT = Earnings Before Interest and Taxes

Source: Capital IQ, Bloomberg, company filings, press releases

Confidential 17

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue	EV / EBITDA	EV / EBIT
China Education Companies										
6/8/2020	China Distance Education Holdings Limited	Mainly engaged in online and offline education services, including accounting, healthcare, engineering and construction, and legal education industries; and other professional education courses in China.	Zhengdong Zhu and Baohong Yin (1)	$321	$210	$39	18.5%	1.53x	8.3x	17.6x
8/14/2019	Beijing Mars era Network Technology Co., Ltd.	An computer animation training studio offering online and offline courses on PhotoShop, Maya, Vray, 3Ds Max, and other CG related information.	Xinyu Martian Investment Management Partnership Enterprise	$67	$78	NA	NA	0.86x	NA	NA
10/9/2018	Shaanxi Longmen Education Technology Co.Ltd	Provides coaching and training services to junior high school and high school students for college entrance examination.	Suzhou Kingswood Printing Ink Co., Ltd.	$187	$69	$22	32.3%	2.69x	8.3x	8.9x
5/5/2018	Yaxia Automobile Corporation (2)	Offcn provides civil servant, public institution, teacher, bank, military, police, army, law, healthcare, and other recruitment examination training services.	Beijing Offcn Education Technology Co., Ltd. (2)	$2,510	$620	$93	15.1%	4.05x	26.9x	28.9x
2/14/2018	Zhongwen Weilai Education Technology (Beijing) Co., Ltd.	Provides online and offline training and education services.	Beijing Lanxum Technology Co., Ltd.	$149	$13	NA	NA	11.30x	NA	28.3x
8/30/2017	ATA Online (Beijing) Education Technology Co.,Ltd.	Provides computer-based testing services, online education services, and preparation for online hiring, exam organizers, and competency assessment.	CDH Investment Management Company Limited; Zhuhai Lihonghuaying Equity Investment Partnership	$172	$83	$22	26.6%	2.08x	7.8x	8.2x
8/16/2016	Shanghai Hengqi Education and Training Co., Ltd.	Specializes in education services such as accounting certification examination.	Changsha Kaiyuan Instruments Co., Ltd (nka:Kaiyuan Education Technology Group Co., Ltd.)	$208	$43	NA	NA	4.81x	NA	47.0x
6/14/2016	Zhongda Elite (Beijing) Online Education Technology Co., Ltd.	Provides online vocational courses including architecture, engineering, etc.	Changsha Kaiyuan Instruments Co., Ltd (nka:Kaiyuan Education Technology Group Co., Ltd.)	$39	$5	NA	NA	8.67x	NA	NA
Group Mean								4.50x	12.8x	23.2x
Group Median								3.37x	8.3x	23.0x

(1) Co-founders of China Distance Education Holdings Limited.
(2) This reverse merger transaction involves exchange of certain assets and liabilities between Yaxia (Target) and Offcn (Acquirer). Financials and implied multiples are that of Offcn's business.

Source: Capital IQ, Bloomberg, company filings, press releases

Confidential 18

Valuation Analysis

Selected M&A Transactions Analysis (Continued)

Selected M&A Transactions Analysis (Continued)

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue	EV / EBITDA	EV / EBIT
Global Education Companies										
2/22/2021	RedHill Education Limited	Provides face-to-face and online courses in information technology, English language intensive courses, and vocational education and training courses for international students, and international student advisory recruitment agency services.	iCollege Limited	$38	$41	$5	12.3%	0.93x	7.5x	NM
11/12/2020	3P Learning Limited	Develops, markets, and sells online educational programs to schools and parents of school-aged students.	Think and Learn Private Limited	$146	$41	$11	26.7%	3.59x	13.4x	58.0x
10/29/2020	Rasmussen College, Inc.	An educational institution that offers diploma, bachelor, and associate degree programs.	American Public Education, Inc.	$329	$256	$43	16.8%	1.29x	7.7x	NA
7/3/2020	WhiteHat Education Technology Pvt ltd	Provides online computer programming classes and coding courses for kids.	Think and Learn Private Limited	$300	$150	NA	NA	2.00x	NA	NA
10/21/2019	Adtalem Educacional do Brasil S/A	Operates educational institutions offering graduate and undergraduate programs, as well as English courses, mathematics programs, and nursing and psychology courses.	Universidade Estácio de Sá	$532	$211	$46	21.8%	2.52x	11.5x	NA
9/4/2019	Thinkful, Inc.	Provides training programs in data science, front-end development, and full-stack development, as well as a full-time engineering immersion program.	Chegg, Inc.	$99	$14	NA	NA	7.09x	NA	NA
4/8/2019	Trilogy Education Services, Inc.	A workforce accelerator that provides IT related skills training for adult learners through its boot camp offerings.	2U, Inc.	$750	$97	NA	NA	7.73x	NA	NA
10/10/2018	Navitas Limited	Provides pre-university, managed campus and university pathway programs	AustralianSuper; AustralianSuper; Remjay Investments; BGH; Hoperidge Enterprises	$1,649	$684	$107	15.6%	2.41x	15.5x	19.4x
4/16/2018	General Assembly Space, Inc.	Provides skills training such as coding, data science, user experience design and digital marketing. Provides courses including full-time/part-time on campuses or online types.	Adecco Group AG	$413	$100	NA	NA	4.13x	NA	NA
10/30/2017	Capella Education Company	Provides online postsecondary education and job-ready skills services, including various doctoral, master's, and bachelor's programs primarily for working adults.	Strayer Education, Inc.	$777	$440	$69	15.8%	1.77x	11.2x	12.0x
8/16/2017	Global Education & Technology Group Limited	Provides test preparation and educational programs and services for various English related tests, including IELTS, iBT-TOEFL, kids' English, BEC certificate, etc.; courses for business English, international foundation programs, overseas study consulting services; and online vocational training courses for engineering, foreign languages, finance, medicine, etc.	Prepshine Holdings Co., Limited	$72	$100	NA	NA	0.72x	NA	NM
3/15/2017	KG Eduone Co., Ltd.	An education company providing employment, vocational education, and online job training services.	KG Mobilians Co., Ltd	$68	$41	NA	NA	1.64x	NA	NA
			Group Mean					2.98x	11.1x	29.8x
			Group Median					2.21x	11.4x	19.4x
			Aggregate Mean					3.59x	11.8x	25.4x
			Aggregate Median					2.47x	9.8x	19.4x

Source: Capital IQ, Bloomberg, company filings, press releases

Confidential 19

Confidential 20 Valuation Analysis Selected Public Companies / M&A Transactions Analysis Summary Note : LTM data for the Company as of December 31, 2020. The Company’s EBITDA is adjusted to exclude public company costs and non - recurring items as provided by Company management. Source: Capital IQ, Bloomberg, company filings, press releases Selected Public Companies / M&A Transactions Analysis Summary (RMB in thousands) Metric Public Companies Range Public Companies Median M&A Transactions Median Company Performance DCF Analysis Enterprise Value Range ¥1,770,000 - ¥2,070,000 Implied Multiples EV / LTM EBITDA 10.5x - 55.1x 32.8x 9.8x -¥588,950 NM - NM EV / 2021 EBITDA 5.4x - 66.6x 22.3x NA -¥258,399 NM - NM EV / 2022 EBITDA 4.0x - 22.8x 6.0x NA -¥130,648 NM - NM EV / 2023 EBITDA 3.5x - 22.4x 15.2x NA ¥86,037 20.6x - 24.1x EV / LTM Revenue 0.34x - 8.64x 1.28x 2.47x ¥1,897,883 0.93x - 1.09x EV / 2021 Revenue 0.32x - 5.97x 1.76x NA ¥2,411,686 0.73x - 0.86x EV / 2022 Revenue 0.30x - 4.50x 1.21x NA ¥2,726,939 0.65x - 0.76x EV / 2023 Revenue 0.56x - 3.33x 1.85x NA ¥3,082,720 0.57x - 0.67x